EXHIBIT 99.1

Hawk to Sell Performance Racing Segment

CLEVELAND, Ohio – April 14, 2008 – Hawk Corporation (AMEX: HWK) announced today that its Board of Directors has authorized the Company to sell its performance racing segment. The performance racing segment, consisting of Quarter Master Industries, Inc. and Tex Racing Enterprises, Inc., engineers, manufactures and markets premium branded clutch, transmission and driveline systems for the performance racing market.  The segment reported net sales of $12.8 million for the year ended December 31, 2007 accounting for 5.6% of the Company’s total net sales for the year.  The Company will retain its Hawk Performance® brake business which will remain a part of its friction products segment.

Ronald E. Weinberg stated, “This announcement is in keeping with our strategy of focusing on our friction businesses.   We are a world leader in friction technology and we see many opportunities to which we should direct our energies and attention.”

The Company is currently evaluating the impact that the sale of the performance racing segment will have on the Company’s financial statements as well as to its previously announced 2008 financial guidance.  Hawk will reflect the performance racing segment as a discontinued operation in its March 31, 2008 financial results.  The Company is in discussions with several parties and, cannot, at this time, provide the terms of a possible transaction.

The Company
Hawk Corporation is a leading worldwide supplier of highly engineered products.  Its friction products group is a leading supplier of friction materials for brakes, clutches and transmissions used in airplanes, trucks, construction and mining equipment, farm equipment, recreational and performance automotive vehicles.   The Company’s performance racing group manufactures clutches and gearboxes for motorsport applications and performance automotive markets.  Headquartered in Cleveland, Ohio, Hawk has approximately 1,150 employees at 13 manufacturing, research, sales and administrative sites in 7 countries.

Forward-looking Statements
This press release includes forward-looking statements concerning sales and operating earnings. These forward-looking statements are based upon management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the Company’s ability to sell its performance racing segment on a timely basis and at terms favorable to the Company; the Company’s ability to execute its business plan to meet its forecasted results from continuing operations; the costs and outcome of the ongoing SEC and DOJ investigations; decisions by the Company regarding the use of proceeds from the sale of its precision components segment, including acquisition opportunities; the impact on the Company’s gross profit margins as a result of changes in product mix; the Company’s vulnerability to adverse general economic and industry conditions and competition; work stoppages by union employees; ongoing capital expenditures and investment in research and development; compliance with government regulations; compliance with environmental and health and safety laws and regulations; the effect of any interruption in the Company’s supply of raw materials or a substantial increase in the price of raw materials; the effect on the Company’s international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company’s non-U.S. sales continue to increase; reliance for a significant portion of the Company’s total revenues on a limited number of  large organizations and the continuity of business relationships with major customers; the loss of key personnel; and control by existing preferred stockholders.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Hawk’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Information
Joseph J. Levanduski
(216) 861-3553
Thomas A. Gilbride
(216) 861-3553

Investor Relations Contact Information

John Baldissera, BPC Financial Marketing
(800) 368-1217

Hawk Corporation is online at: http://www.hawkcorp.com/